Exhibit 16.0



May 5, 2003


Securities and Exchange Commission
450 Fifth Street N.W.
Washington D.C. 20549


Dear Sirs:

We have read the statements made by Critical Home Care, Inc., which we understand will be filed with the Commission pursuant to Item 4 on Form 8-K, as part of the Company's Report on the Form 8-K dated May 7, 2003.

We agree with the statements concerning our firm in said form 8-K.


Very truly yours,

GRASSI & CO., CPAs P.C.


/s/ Louis C. Grassi, CPA, CFE
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Managing Partner